EXHIBIT 22.    SUBSIDIARIES OF THE REGISTRANT



                                                    State of
                                                  Incorporation
                                       Percent of      or
   Parent       Subsidiary             Ownership   Organization
   ------       ----------             ----------  -------------

OHSL Financial
Corp.     Oak Hills Savings
               and Loan Company, F.A.     100%       Delaware
Oak Hills
Savings and
Loan Company,
F.A.           CFSC, Inc.                 100%         Ohio